                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint JAMES F. KEEN, CLYDE A. BILLINGS, JR., and MILTON A. GUTELIUS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of 1,750,000 shares of the Corporation's Common Stock, par value $0.625 per share, pursuant to the 1997 Employee Stock Option Plan of First Tennessee National Corporation ("Plan") and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                                 Title                               Date
         ---------                                 -----                               ----
Ralph Horn                             Chairman of the Board and                 September 12, 2003
--------------------------------       a Director
Ralph Horn

J. Kenneth Glass                       President, Chief Executive                September 12, 2003
--------------------------------       Officer and a Director (principal
J. Kenneth Glass                       executive officer)


James F. Keen                          Executive Vice President, Chief           September 12, 2003
--------------------------------       Financial Officer and Corporate
James F. Keen                          Controller (principal financial officer
                                       and principal accounting officer)

Robert C. Blattberg                    Director                                  September 12, 2003
--------------------------------
Robert C. Blattberg

George E. Cates                        Director                                  September 12, 2003
--------------------------------
George E. Cates

James A. Haslam, III                   Director                                  September 12, 2003
--------------------------------
James A. Haslam, III



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



R. Brad Martin                         Director                                  September 12, 2003
--------------------------------
R. Brad Martin

Vicki R. Palmer                        Director                                  September 12, 2003
--------------------------------
Vicki R. Palmer

Michael D. Rose                        Director                                  September 12, 2003
--------------------------------
Michael D. Rose

William B. Sansom                      Director                                  September 12, 2003
--------------------------------
William B. Sansom

Jonathan P. Ward                       Director                                  May 13, 2003
--------------------------------
Jonathan P. Ward

Luke Yancy III                         Director                                  September 12, 2003
--------------------------------
Luke Yancy III



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